                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                  JURISDICTION OF
   SUBSIDIARY                                      INCORPORATION
   ----------                                     ---------------
   1. Datametrics Technology Systems Corporation     Delaware
   2. Datametrics Service Corporation                Delaware
   3. Datametrics Limited                            Barbados